UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 2, 2010

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)
4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code

(804) 217-5800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

Dynex Capital, Inc. (the “Company”) announced that the portion of its 2010 Annual Meeting of Shareholders, originally scheduled for May 12, 2010, and adjourned until 9:00 a.m., Eastern Time, on Wednesday, June 2, 2010, at the Company’s headquarters in Glen Allen, Virginia, was adjourned again due to lack of a quorum of the Company’s Series D 9.50% Cumulative Convertible Preferred Stock (“preferred stock”).

The Company previously reported on a Form 8-K filed on May 14, 2010, the voting results of the common stock portion of the Annual Meeting that was held as originally scheduled on May 12, 2010.

The one item of business on the agenda for holders of the Company’s preferred stock at the reconvened portion of the Annual Meeting is a vote on the election of Leon A. Felman and Barry Igdaloff as directors to serve for a one year period until the 2011 Annual Meeting of Shareholders and until their successors have been elected and qualified.  The Company will reconvene the portion of its Annual Meeting relating to the preferred shareholders at 9:00 a.m., Eastern Time, on Wednesday, July 14, 2010, and is keeping the polls open with respect to the election of directors by the Company’s preferred shareholders until a vote can be taken on such election. The reconvened portion of the Annual Meeting will be held at the Company’s headquarters located at 4991 Lake Brook Drive, Suite 100 in Glen Allen, Virginia.

The record date for the reconvened portion of the Annual Meeting remains March 23, 2010.  Therefore, all preferred proxies previously submitted and not revoked will remain valid for the reconvened meeting, and holders of the Company’s preferred stock who have already sent in proxy cards or given instructions to brokers do not need to vote again.  Holders of the Company’s preferred stock who have not yet voted on the election of directors are encouraged to do so promptly.  Preferred proxies may be submitted or revoked any time prior to the voting at the reconvened meeting on July 14.

Any questions about the adjournment, the election of directors by the holders of the Company’s preferred stock or how to submit a preferred proxy, and any requests for additional copies of the Company’s proxy statement or proxy card, should be directed to the Company’s Investor Relations at (804) 217-5897.

The Company encourages any holder of the Company’s preferred stock who has not voted on the election of directors to vote today!

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	June 3, 2010	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer